NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Barbara Thompson
April 25, 2024		Investor Relations	Corporate Communications
		919-716-2137	919-716-2716

FIRST CITIZENS BANCSHARES REPORTS FIRST QUARTER 2024 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the first quarter of 2024.

Chairman and CEO Frank B. Holding, Jr. said: “We are pleased with our first quarter performance where we delivered strong financial results. We posted solid loan and deposit growth and credit quality held up well. Our capital and liquidity levels increased, positioning our balance sheet well for further growth. It’s been over one year since SVB became part of First Citizens, and we continue to successfully execute on our integration efforts, which are accelerating the momentum of our franchise. We believe we are well-positioned to continue delivering strong financial results while executing on our strategic plan.”

FINANCIAL HIGHLIGHTS
Measures referenced as adjusted below are non-GAAP financial measures (refer to the Financial Supplement available at ir.firstcitizens.com or www.sec.gov for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure).

Net income for the first quarter of 2024 (“current quarter”) was $731 million compared to $514 million for the fourth quarter of 2023 (“linked quarter”). Net income available to common stockholders for the current quarter was $716 million, or $49.26 per diluted common share, a $217 million increase from $499 million, or $34.33 per diluted common share, in the linked quarter.

Adjusted net income for the current quarter was $784 million compared to $693 million for the linked quarter. Adjusted net income available to common stockholders was $769 million, or $52.92 per diluted common share, a $91 million increase from $678 million, or $46.58 per diluted common share, in the linked quarter.

Current quarter results were primarily impacted by the following notable items to arrive at adjusted net income available to common stockholders:
•Acquisition-related expenses of $58 million,
•Intangible asset amortization of $17 million,
•FDIC insurance special assessment of $9 million, and
•Unfavorable fair value adjustment on marketable equity securities of $4 million.

SEGMENT REPORTING INTEGRATION
At December 31, 2023, BancShares reported its financial results in General Bank, Commercial Bank, Silicon Valley Bank (“SVB”), and Rail segments. All other financial information was included in the “Corporate” section of the segment results.

BancShares made the following changes to its segment reporting during the current quarter to better align components of the SVB segment and the Direct Bank with the segment reporting structure:
•the private banking and wealth management components of the SVB segment were integrated into the General Bank segment which already included other wealth management activities;
•the SVB segment was renamed SVB Commercial as its customers now primarily include commercial clients in key innovation markets, as well as private equity and venture capital clients; and
•the Direct Bank (a nationwide digital banking platform that delivers deposit products to consumers) previously included in the General Bank segment is now reflected in Corporate which already included wholesale funding and brokered deposits.
Segment results for prior periods discussed in this release were recast to reflect the segment reporting changes.

NET INTEREST INCOME AND MARGIN
•Net interest income totaled $1.82 billion compared to $1.91 billion in the linked quarter. The $94 million decrease in net interest income was due to a $61 million increase in interest expense and a $33 million decrease in interest income.
•Interest income was $3.08 billion compared to $3.12 billion in the linked quarter. The $33 million decrease in interest income was due to a $37 million decrease in interest on loans and a $37 million decrease in interest on interest-earning deposits at banks, partially offset by a $41 million increase in interest on investment securities. The decrease in interest on loans was primarily due to a $35 million decrease in loan accretion, primarily related to the acquisition of Silicon Valley Bridge Bank, N.A. (the “SVBB Acquisition”). Continued purchases of short duration investment securities led to a higher average balance and increased interest income on investment securities and a lower average balance and a decrease in interest income on interest-earning deposits at banks.
•Interest expense was $1.27 billion compared to $1.21 billion in the linked quarter. The $61 million increase was due to a $63 million increase in interest expense on deposits, primarily from growth in the Direct Bank and a higher rate paid, partially offset by a $2 million decrease in borrowing costs from a slightly lower average balance.
•Net interest margin was 3.67%, a decrease of 19 basis points compared to the linked quarter. The yield on average interest-earning assets was 6.23%, a decrease of 7 basis points from the linked quarter primarily due to lower loan accretion. The rate paid on average interest-bearing liabilities increased 12 basis points, primarily due to a higher rate paid on average interest-bearing deposits.

NONINTEREST INCOME AND EXPENSE
•Noninterest income totaled $627 million, an increase of $84 million compared to the linked quarter. The increase was mainly due to a reduction of $83 million to the gain on acquisition as we further refined income tax estimates related to the SVBB Acquisition in the linked quarter.
•Adjusted noninterest income totaled $478 million compared to $455 million in the linked quarter, an increase of $23 million. The increase was mostly due to a $17 million increase in adjusted rental income on operating lease equipment due to lower maintenance expenses and higher rental income, and an $11 million increase in other noninterest income primarily related to changes in the fair value of customer derivative positions. The increases were partially offset by a $5 million decrease in factoring commissions due to lower volume following seasonal holiday retail activity and a $5 million decrease in fee income and other service charges primarily resulting from lower capital markets fees.
•Noninterest expense totaled $1.38 billion compared to $1.49 billion in the linked quarter, a decrease of $116 million. The decrease was primarily attributable to a $58 million decrease in acquisition-related expenses, a $41 million decrease in total FDIC insurance expense, and a $14 million decrease in maintenance and other operating lease expenses.
•Adjusted noninterest expense totaled $1.15 billion compared to $1.14 billion in the linked quarter, an increase of $19 million. The increase was primarily due to an increase of $30 million in salaries and benefits, partially offset by a $10 million decrease in marketing expense and a $6 million decrease in third-party processing fees.

BALANCE SHEET SUMMARY
•Loans and leases totaled $135.37 billion at March 31, 2024, an increase of $2.07 billion compared to $133.30 billion at December 31, 2023. The increase was mostly related to $900 million of growth in the General Bank segment (5.8% annualized) and $794 million of growth in the Commercial Bank segment (10.3% annualized). The General Bank segment growth was primarily related to commercial and business loans in the branch network. The Commercial Bank segment generated growth in many of our industry verticals. Loans in the SVB Commercial segment increased $335 million (3.4% annualized) as growth in global fund banking portfolio was partially offset by declines in the technology and healthcare portfolio.
•Total investment securities were $35.04 billion at March 31, 2024, an increase of $5.05 billion since December 31, 2023. The increase was due to purchases of approximately $6.67 billion, primarily in short duration U.S. Treasury and U.S. agency mortgage-backed investment securities available for sale during the current quarter, partially offset by paydowns and maturities.
•Deposits totaled $149.61 billion at March 31, 2024, an increase of $3.76 billion, or 10.4% on an annualized basis, since December 31, 2023. Deposits in the Direct Bank increased $2.15 billion and deposits in the General Bank segment increased $2.42 billion, primarily due to growth in the branch network and wealth. The increases were partially offset by declines in deposits in the Commercial Bank and SVB Commercial segments of $205 million and $716 million, respectively.
•Noninterest-bearing deposits represented 26.3% of total deposits as of March 31, 2024, compared to 27.3% at December 31, 2023. The cost of average total deposits was 2.53% for the current quarter, compared to 2.35% for the linked quarter. While the cost of deposits increased 18 basis points, the pace continued to decelerate.
•Funding mix remained stable with 79.9% of the total funding composed of deposits.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY

•Provision for credit losses totaled $64 million for the current quarter compared to $249 million in the linked quarter, a decrease of $185 million. The current quarter provision for credit losses included $93 million for loan and lease losses, partially offset by a $29 million benefit for off-balance sheet credit exposure.
•Provision for loan and lease losses decreased $158 million compared to the linked quarter, due to a $74 million decrease in net charge-offs and a reserve release of $10 million in the current quarter compared to a $74 million reserve build in the linked quarter. The reserve release for the current quarter was primarily the result of changes in the macroeconomic forecasts and a decline in specific reserves on individually evaluated loans. The reserve build in the linked quarter was primarily the result of mild credit quality deterioration in our commercial portfolios, including general office, increases in specific reserves in the investor dependent portfolio and changes in the macroeconomic forecasts.

•The benefit for off-balance sheet credit exposure of $29 million increased $27 million compared to the linked quarter, primarily due to a continued decline in unfunded commitments.
•Net charge-offs totaled $103 million during the current quarter, representing 0.31% of average loans, compared to $177 million, or 0.53% of average loans, during the linked quarter. Net charge-offs in the Commercial Bank segment were $49 million, a decrease of $44 million compared to the linked quarter, and were primarily in real estate finance and equipment finance portfolios. Net charge-offs in the SVB Commercial segment were $33 million, a decrease of $31 million from the linked quarter, and were primarily concentrated in the investor dependent portfolios. Net charge-offs in the General Bank segment were $21 million, an increase of $1 million compared to the linked quarter.
•Nonaccrual loans were $1.07 billion, or 0.79% of loans, at March 31, 2024, compared to $969 million, or 0.73% of loans, at December 31, 2023.
•The allowance for loan and lease losses totaled $1.74 billion, or 1.28% of total loans, at March 31, 2024, a decrease of $10 million compared to the linked quarter.

CAPITAL AND LIQUIDITY

•Capital ratios are well above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 15.66%, 14.00%, 13.44%, and 10.11%, respectively, at March 31, 2024.
•During the current quarter, a dividend of $1.64 per share of common stock was declared and paid.
•Liquidity position remains strong as liquid assets were $59.33 billion at March 31, 2024 compared to $57.28 billion at December 31, 2023.

EARNINGS CALL/ WEBCAST DETAILS
BancShares will host a conference call to discuss the company's financial results on Thursday, April 25, 2024, at 9:00 a.m. Eastern time.
The call may be accessed via webcast on the company’s website at ir.firstcitizens.com, or through the dial in details below:
North America: 1-833-470-1428
All other locations: 1-929-526-1599
Access code: 401165

Our earnings release, investor presentation, and financial supplement are available at ir.firstcitizens.com. In addition, these materials will be furnished to the Securities and Exchange Commission (the “SEC”) on a Form 8-K and will be available on the SEC website at www.sec.gov. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc., a top 20 U.S. financial institution with more than $200 billion in assets, is the financial holding company for First-Citizens Bank & Trust Company ("First Citizens Bank"). Headquartered in Raleigh, N.C., First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of more than 500 branches and offices in 30 states; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; personalized service and resources to help grow and manage wealth; and a nationwide direct bank. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine and the Middle East) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including recent interest rate hikes and any changes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the recently proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the SVBB Acquisition and the previously completed transaction with CIT Group Inc., or any future transactions.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its other filings with the SEC.

NON-GAAP MEASURES
Certain measures in this release, including those referenced as “adjusted”, are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx.